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                                                     Writer's Direct Dial No:
January 13, 2003                                                   402.636.8312


                                                       Writer's Direct Dial Fax:
                                                                    402.231.8554

                                                                 E-Mail Address:
                                                         msullivan@bairdholm.com

Oregon Trail Ethanol Coalition, L.L.C.
Box 267
Davenport, Nebraska  68335

     Re:  Oregon Trail Ethanol Coalition, L.L.C.

Dear Sir or Madam:

     We have acted as legal counsel to Oregon Trail Ethanol Coalition, L.L.C., a Nebraska limited liability company (the "Company"), in connection with its offering of Limited Liability Company Member Units. As such, we have participated in the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Form SB-2 Registration Statement dated July 31,2002, as amended, relating to that offering (the "Registration Statement").

     We are rendering this opinion to the Company. The tax consequences of owning units in the Company are dependent on matters of fact, including the individual circumstances of investors. These facts have not been considered by and are not known by us; consequently, such individual tax consequences are not addressed by this opinion; and investors are urged to consult with their own tax advisors prior to investing. The Company may not deliver or otherwise use this opinion without the express written consent of Baird, Holm, McEachen, Pedersen, Hamann & Strasheim LLP.

     We are assuming that the offering will be completed, that events will occur and that the operations of the limited liability company will be conducted in a manner described in the Registration Statement. We have examined the Registration Statement and such other documents as we have deemed necessary to render the opinion expressed below.

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January 13, 2003

Page 2

     Based upon and subject to the assumptions and qualifications set forth herein, we are of the opinion that:

     1. Reasonable basis, as defined in Section 6662 of the Internal Revenue Code and the Treasury Regulations promulgated thereunder, exists to treat the Company as a partnership for federal income tax purposes. Based on IRS Regulation ss.1.6662-3(b)(3), reasonable basis is a relatively high standard of tax reporting, that is, significantly higher than not frivolous or not patently improper. The reasonable basis standard is not satisfied by a return position that is merely arguable or a colorable claim. To have a reasonable basis, the return position mst be based upon appropriate authorities taking into account the relevance and persuasiveness of the authorities and subsequent developments.

     2. The discussion of possible tax consequences contained in the Registration Statement under the heading "Income Tax Considerations of Owning Our Membership Units" is an accurate general description of the principal federal income tax consequences that may arise from the ownership and disposition of the units.

     The foregoing opinion is qualified in the following respects:

     A. The federal tax consequences described in the Registration Statement relate primarily to individual citizens and residents of the United States and may have limited applicability to corporations, trusts, estates, tax exempt organizations, insurance companies, financial institutions, foreign taxpayers and broker dealers.

     B. The opinion expressed in Paragraph 1 above addresses the taxability of the Company as a partnership for federal income tax purposes. Paragraph 1 does not address the individual tax consequences of owning units in the Company and Paragraph 2 addresses matters of law only. The actual tax consequences associated with owning units in the Company are dependent on matters of fact, including the individual circumstances of investors that we are not aware of nor have we considered. Therefore, investors are urged to consult with their own tax advisor prior to making their investment decision, because their own unique facts and circumstances are not covered by this opinion.

     C. We express no opinion as to the effect, if any, of state or local laws, regulations, rules or judicial decisions.

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January 13, 2003

Page 3

     D. We express no opinions, except as specifically set forth in the numbered paragraphs above, and no opinions as to any other matter shall be deemed to be implied by or may be inferred from any of the numbered paragraphs set forth above.

     E. The opinion expressed herein is based on existing law as published and contained in the Internal Revenue Code, the Treasury Regulations, administrative rulings and court decisions as of the date hereof.

     F. No rulings have been requested from the Internal Revenue Service concerning the opinion expressed herein. Accordingly, the Internal Revenue Service or a court may disagree with the opinion expressed herein. Therefore, the opinion expressed herein will not assure the intended tax consequences nor will it bind the Internal Revenue Service or the courts.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Registration Statement.

                                             Very truly yours,

                                             BAIRD, HOLM, MCEACHEN, PEDERSEN,
                                             HAMANN & STRASHEIM LLP



                                             By: /s/ Michael L. Sullivan
                                                 -------------------------------
                                                 Michael L. Sullivan, Partner


MLS/mht